Exhibit 10.1

NOTE CONVERSION AGREEMENT

This Note Conversion Agreement (“Agreement”) is made effective as of April 1, 2010, (the “Effective Date”) by and between Home System Group, a Nevada corporation (the “Company”) and Total Shine Group Limited (the “Investor”).

RECITALS

WHEREAS, the Investor advanced loans to the Company in the amount of one million six hundred thousand dollars ($1,600,000.00) as of April 1, 2010 (the “Loan”);

WHEREAS, the Loan is evidenced by an unsecured non-interesting bearing promissory note in the form attached hereto as Exhibit A (the “Note”); and

WHEREAS, the Company desires that the Investor exchange one million six hundred thousand dollars ($1,600,000.00) of the Loan for common stock of the Company (the “Loan Conversion”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor hereby agree as follows:

AGREEMENT

1. THE LOAN CONVERSION.

1.1 Conversion of the Note into Common Stock. Upon the terms and subject to the conditions of this Agreement, upon the Effective Date, the Investor shall surrender the Note to the Company for cancellation and promptly after receipt of such Note, the Company shall issue to the Investor one million six hundred thousand dollars worth of shares of the common stock of the Company calculated as set forth in Section 1.3 below (the “Conversion Stock”).

1.2 Authorization and Issuance of the Common Stock. The Company has authorized the issuance of the Conversion Stock

1.3 Conversion Rate for the Conversion Stock. The number of shares of Conversion Stock issued pursuant to the Loan Conversion shall be calculated by dividing one million six hundred thousand dollars ($1,600,000.00) by three dollar and fifty cents ($3.50) (the “Conversion Rate”). No fractional shares of the Company’s common stock will be issued upon the Loan Conversion. In lieu of any fractional share to which the Investor would otherwise be entitled, the Company will pay to the Investor in cash the amount of that would otherwise be converted into such fractional share.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor that, except as set forth in the SEC documents (as defined below), as of the Effective Date:

2.1 Organization. The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has full power and authority to own or lease its properties and to carry on its business as presently conducted and as described in the documents filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) (such documents, the “Securities Act Documents”) and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), since the end of its most recently completed fiscal year through the date hereof (the “Exchange Act Documents,” and together with the Securities Act Documents, the “SEC Documents”).

2.2 Due Authorization and Valid Issuance. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as (a) rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (b) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (c) enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3 No Registration Rights. No person will have the right, which right has not been waived, to require the Company to register any securities for sale under the Securities Act by reason of the issuance Conversion Stock.

3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants to the Company, as of the date hereof, as follows:

3.1 Authorization. The Investor has the requisite legal power and authority to enter into this Agreement and this Agreement shall constitute a valid and legally binding obligation of the Investor, except as the same may be limited by bankruptcy, insolvency, moratorium or other laws of general application affecting the enforcement of creditors’ rights.

3.2 Accredited Investor. The Investor is an “accredited investor” within the meaning of the SEC Rule 501 of Regulation D, as presently in effect.

3.3 Restricted Securities. The Investor understands that the Conversion Stock are restricted securities under applicable securities laws and may not be resold or transferred unless they are first registered or qualified under the applicable securities laws or unless an exemption from such registration or qualification is available. Accordingly, the Investor hereby acknowledges that he is prepared to hold the Conversion Stock for an indefinite period of time, until their maturity or until resale is permitted under the applicable securities laws. Without limitation to the foregoing, the Investor understands that if the Company does not (i) register its common shares with the SEC pursuant to Section 12 of Exchange Act, (ii) become subject to Section 15(d) of the Exchange Act, (iii) supply information pursuant to Rule 15c2-11 thereunder, or (iv) have a registration statement covering the Conversion Stock (or a filing pursuant to the exemption from registration under Regulation A of the Securities Act covering the Converted Stock) under the Securities Act in effect when it desires to sell the Conversion Stock, the Investor may be required to hold the Conversion Stock for an indeterminate period.

4. RESTRICTED SECURITIES.

4.1 Restrictive Legends.

(a) Unless and until otherwise permitted by this Section, each certificate for Conversion Stock issued to the Investor or any subsequent transferee shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS, AND THUS MAY NOT BE TRANSFERRED UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SUCH OTHER LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

(b) In addition to the legend required by this Section 4.1, each certificate for Company shares issued under or pursuant to this Agreement to the Investor or any subsequent transferee shall be stamped or otherwise imprinted with any legend required pursuant to applicable state corporation and securities laws.

4.2 Transfer. The Company may decline to acknowledge or register a transfer of any Company shares bearing any legend pursuant to Section 4.1, and may instruct any transfer agent for its Company shares to decline the same, unless the Company is reasonably satisfied that the Company shares being transferred have been registered or are exempt from registration under applicable securities laws.

4.3 Removal of Legends. Whenever the legend described in Section 4.1 shall no longer be required by law, the holder of any particular Company shares bearing such legends shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for such particular Company shares not bearing restrictive legends pursuant to Section 4.1 hereof.

5. INDEMNIFICATION.

5.1 Notwithstanding any termination of this Agreement, the Investor agrees to indemnify, defend and hold harmless the Company and its affiliates and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each of its officers, managers, members, partners, directors, stockholders, employees, representatives and agents (all such persons and entities being collectively referred to as the “Indemnified Parties”) to the fullest extent permitted by applicable law from and against any and all claims, losses (including any diminution in value of the Conversion Stock acquired by the Investor), demands, actions, causes of action, assessments, damages, liabilities, costs or expenses, including without limitation interest, penalties, fines, fees, deficiencies, claims of damage, court and arbitration costs and fees and disbursements of attorneys, accountants, consultants and other experts as and when incurred or sustained by any Indemnified Party (collectively, “Loss”) as a result of or arising from (i) any inaccuracy or breach of any representation, warranty or covenant made by the Investor in or pursuant to this Agreement or (ii) any actions or proceedings by a third party against the Company in connection with or as a result of the transactions contemplated by this Agreement. The rights accorded to Indemnified Parties under this Section 5.1 shall be in addition to any rights and remedies that any Indemnified Party may have at law or in equity, by separate agreement or otherwise. Payment of amounts due under this indemnity provision shall be made promptly upon demand by the Indemnified Party, as and when incurred, by wire transfer of immediately available funds to an account designated in writing by the Indemnified Party.

5.2 Conduct of Indemnification Proceedings.

(a) If any proceeding shall be brought or asserted against an Indemnified Party with respect to any proceeding in connection with any matter subject to indemnification under Section 5.1, such Indemnified Party shall promptly notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof (with such assumption being an acknowledgement that such proceeding is indemnifiable pursuant to Section 5.1), including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

(b) An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

(c) All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 5) shall be paid to the Indemnified Party, as incurred, within ten (10) business days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

6. MISCELLANEOUS.

6.1 Further Instruments and Actions. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

6.2 Finder’s Fees.

(a) The Company (i) represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of the Company is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein except as disclosed hereunder, and (ii) hereby agrees to indemnify and hold the Investor harmless from and against any liability for any commission or compensation in the nature of a finder’s fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company is responsible.

(b) The Investor (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and hold the Company harmless from and against any liability for any commission or compensation in the nature of a finder’s fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Investor is responsible.

6.3 Expenses. Each party hereto agrees to pay its expenses incurred in connection with this Agreement and the documents and transactions contemplated herein.

6.4 Notices. All notices and other communications required or permitted hereunder shall be given in writing and shall be delivered by personal delivery, facsimile, overnight delivery service, or U.S. mail service, addressed as follows:

The Company:

Yu Lei
Chief Executive Officer
Home System Group
Oceanic Industry Park
Sha Gang highway, Gang Kou Town
Zhongshan City, Guangdong
People’s Republic of China 528447
T: 347-624-5699

With a copy to:

The Crone Law Group
101 Montgomery St., Suite 1950
San Francisco, CA 94104
Attn: Mark E. Crone
T: (415) 955-8900
F: (415) 955-8910

The Investor:

Total Shine Group Limited
P.O. Box 957, Offshore Incorporations Centre,
Road Town, Tortola,
British Virgin Islands

Any notice or other communication delivered in accordance with this Section 6.4 shall be deemed to have been given upon actual receipt or refusal of such delivery.

6.5 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Nevada without giving effect to the conflicts of laws principles thereof.

6.6 Successors and Assigns; Assignment. No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party, which consent may not be unreasonably withheld, including by merger or consolidation. Subject to the preceding, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

6.7 Amendments and Waivers. This Agreement may only be amended with the written consent of the Company and the Investor, or the successors or permitted assigns of the foregoing, and no oral waiver or amendment shall be effective under any circumstances whatsoever.

6.8 Counterparts. This Agreement may be signed in two or more counterparts. Signatures and delivery may be transmitted via facsimile.

6.9 Entire Agreement. This Agreement, the attached exhibits and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and they supersede, merge and render void every other prior written and/or oral understanding or agreement among or between the parties hereto relating to the Notes to be purchased pursuant to this Agreement.

6.10 Severability. The invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity, legality or enforceability of the remainder hereof in such jurisdiction or the validity, legality or enforceability hereof, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

6.11 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year written above.

COMPANY:

Home System Group, a Nevada corporation

By:	/s/Yu Lei
Name:	Yu Lei
Title:	Chief Executive Officer

THE INVESTOR:

Total Shine Group Limited

By:	/s/ Yang Congxi
Name:	Yang Congxi
Title:	President

Exhibit A

Non-Interest Bearing Promissory Note